UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West 8thStreet
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On Wednesday, December 14, 2011, Physicians Formula Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at the Annual Meeting is set forth below.

Proposal 1. The shareholders elected each of the six nominees for director to serve for a term to expire at the 2012 Annual Meeting of Shareholders based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Ingrid Jackel	8,889,800	1,188,252	2,963,090
Jeffrey P. Rogers	9,356,604	721,448	2,963,090
Charles J. Hinkaty	9,326,154	751,898	2,963,090
Thomas E. Lynch	9,039,553	1,038,499	2,963,090
Bruce E. Kanter	9,356,654	721,398	2,963,090
Alec Taylor	9,356,154	721,898	2,963,090

Proposal 2. Shareholders ratified the appointment by the Company's Board of Directors of BDO USA, LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2011 based on the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
TOTAL SHARES VOTED	13,039,641	1,001	500	—

Proposal 3. Shareholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to provide for a majority voting standard for the election of directors in uncontested elections, based on the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
TOTAL SHARES VOTED	12,980,427	60,213	502	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: December 15, 2011	By:	/s/ Jeff M. Berry
Name: Jeff M. Berry
Title: Chief Financial Officer

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